Exhibit 99.1

CollabRx Compliant With All NASDAQ Listing Criteria
San Francisco, Calif., March 3, 2015 (GLOBE NEWSWIRE) -- CollabRx, Inc. (CLRX) today announced that on March 2, 2015, the Company received the formal determination of the NASDAQ Listing Qualifications Panel indicating that the Company has satisfied all requirements for continued listing on the NASDAQ Capital Market, including the minimum $2.5 million stockholders' equity requirement. Accordingly, the hearing matter has been closed.
About CollabRx
CollabRx, Inc. (CLRX) is a recognized leader in cloud-based expert systems to inform healthcare decision-making. CollabRx uses information technology to aggregate and contextualize the world's knowledge on genomics-based medicine with specific insights from the nation's top cancer experts, starting with the area of greatest need: advanced cancers in patients who have effectively exhausted the standard of care.
Contact:

CollabRx Contacts:
Thomas R. Mika
President & Chief Executive Officer
CollabRx, Inc.
415-248-5350
www.collabrx.com

Dian Griesel Int'l.
Laura Radocaj- media
lradocaj@dgicomm.com
212-825-3210

Cheryl Schneider- investors
cschneider@dgicomm.com
 212-825-3210